Exhibit 99.1

Contacts:      Pat Sheaffer or Ron Wysaske,
Riverview Bancorp, Inc. 360-693-6650

RIVERVIEW BANCORP, INC., ANNOUNCES ADOPTION OF PLAN OF
REORGANIZATION AND CHARTER CONVERSION

Vancouver, WA (July 8, 2011) – Riverview Bancorp, Inc. (the “Company”) (Nasdaq GSM: RVSB) announced today that on June 15, 2011, the Boards of Directors of the Company and Riverview Community Bank (the “Bank”), the Company’s financial institution subsidiary, had adopted a Plan of Reorganization and Charter Conversion to convert the Bank to a Washington chartered commercial bank organized under Title 30 of the Revised Code of Washington and reorganize the Company as a bank holding company.  In connection with the adoption of the Plan, the Bank has filed an application with the Washington Department of Financial Institutions to convert the Bank to a Washington chartered commercial bank and the Company has filed an application with the Board of Governors of the Federal Reserve System to reorganize as a bank holding company.

“Our Boards of Directors determined to proceed with the conversion to a commercial bank because this corporate structure most accurately reflects the Bank’s operating strategy,” said Pat Sheaffer, Chairman and Chief Executive Officer of the Company and the Bank. "Since 1998, we have undertaken a strategy to transform the Company's balance sheet and operations to that of a commercial community bank. We've executed this strategy by increasing our origination of commercial loans, core business deposits, and through a broadened and improved offering of financial products and services, including cash management, merchant bankcard, internet banking and trust and asset management. We believe that the change in our organizational charter reflects our current operations and execution of our commercial banking strategy."

The Bank charter conversion application is subject to the approval of the Washington Department of Financial Institutions, the Federal Deposit Insurance Corporation, and the Office of Thrift Supervision, or its successor, the Office of the Comptroller of the Currency.  The Company’s application to reorganize as a bank holding company is subject to the approval of the Board of Governors of the Federal Reserve Board.

About the Company

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $859 million, it is the parent company of the 88 year-old Riverview Community Bank, as well as Riverview Asset Management Corp. There are 17 branches, including twelve in the Portland-Vancouver area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended March 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.